SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2002

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-10596 (Commission File Number)	43-1554045 (I.R.S. Employer Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri (Address of Principal Executive Offices)	63124-2056 (Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Materials for Presentations
EX-99.2 Press Release dated June 5, 2002

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Materials for company presentations and included on Registrant’s website.
99.2	Press release dated June 5, 2002.

Item 9. Regulation FD Disclosure

     The Registrant intends to use certain materials in connection with company presentations and to include those materials on its website. These materials are attached as Exhibit 99.1 to this Form 8-K and the related press release is attached as Exhibit 99.2 to this Form 8-K.

     The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials contained include material investor information that is not otherwise publicly available. In addition, all of the information in the materials is presented as of June 5, 2002, and the Registrant does not assume any obligation to update such information in the future.

     Statements in Exhibit 99.1 that are not strictly historical are “forward looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of June 5, 2002. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: further weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; electricity shortages; competition; intellectual property rights; consolidation of internal operations; integration of recently acquired businesses; delivery delays or defaults by customers; performance issues with key suppliers and subcontractors; collective bargaining labor disputes; and the Registrant’s successful execution of internal operating plans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated: June 4, 2002	By:	/s/ C. J. Kretschmer C. J. Kretschmer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Materials for company presentations and included on Registrant’s website.
99.2	Press release dated June 5, 2002.